SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 29, 2011
Date of Report (Date of earliest event reported)

NDB Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-52040
(Commission File Number)

98-0195748
(I.R.S. Employer Identification No.)

1200 G Street
NW Suite 800
Washington, DC 20005
(Address of principal executive offices)

(800) 676-1006
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of July 29, 2011, NDB Energy, Inc. (the “Company”) entered into an Asset Purchase Agreement with Mr. James Cerna, Jr. (“Mr. Cerna”) and Acqua Ventures, Inc., pursuant to which the Company acquired the lease to approximately 300 acres of undeveloped land in Gonzales County, Texas for total compensation of one million eight hundred thousand (1,800,000) shares of the Company’s common stock (the “GC APA”).

Effective as of July 29, 2011, the Company entered into an Asset Purchase Agreement with Mr. Cerna pursuant to which the Company acquired two leases totaling approximately 120 contiguous acres of land and fourteen wells in Young County, Texas for total cash compensation of $128,500 (the “YC APA”). Pursuant to the YC APA, the property acquired is subject to an operating agreement with Baron Energy, Inc., an independent oil and gas production, exploitation, and exploration company headquartered in New Braunfels, Texas, with producing assets in the prolific oil producing Permian Basin of West Texas and North Central Texas (“Baron”), pursuant to which Baron operates the wells located on the property and receives a 25% working interest and a 20.3125% net revenue interest.

Effective as of July 29, 2011, the Company entered into an at-will employment agreement with Mr. Cerna (the “JC Employment Agreement”), pursuant to which Mr. Cerna has been appointed to serve as the Company’s Chief Executive Officer on an at-will basis and will be paid an annual salary of $180,000 in 24 equal bi-monthly payments, and will be granted stock options and other executive compensation subject to Board of Directors approval; for further information see Item 5.02 below.

SECTION 2. Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective as of July 29, 2011, the Company completed the acquisition of a lease for approximately 300 acres of land in Gonzales County, Texas pursuant to the GC APA. For additional information see Item 1.01 above.

Effective as of July 29, 2011, , the Company completed the acquisition of two leases totaling approximately 120 acres of land and fourteen wells in Young County, Texas pursuant to the YC APA. For additional information see Item 1.01 above.

Unless the context requires otherwise, references to the “Company,” “NDB Energy,” “we,” “our,” and “us,” refer to NDB Energy, Inc. and its wholly-owned subsidiaries.

About Us and Our Business

We were incorporated under the laws of the State of Nevada on November 6, 1998, under the name “e.Deal.net, Inc.” for the purpose of providing a platform for automotive information to, and connecting, buyers and sellers of pre-owned automobiles through the Internet. We were not successful in our efforts and ceased providing online automotive information in November 2006.

During 2005, as we started winding down our online automotive business activities, we amended our Articles of Incorporation to effect a change of name to “International Energy, Inc.,” to reflect our entry into the energy industry although we continued to provide automotive information until November of 2006; initially, through International Energy Corp., our wholly owned subsidiary (“IEC”), we commenced operations as an oil and gas exploration company. On June 27, 2011, we changed our name to NDB Energy, Inc.

Oil and gas exploration was our primary focus from November 2006 through September of 2007. Although we acquired exploration rights under land leases located in the State of Utah, we were unable to successfully implement our proposed exploration program due to our inability to secure adequate drilling rigs and equipment as well as qualified personnel.

Our management decided that while our primary focus should remain on energy, our interests and those of our shareholders would be best served by redirecting our focus from oil and gas exploration to the acquisition, development and commercialization of alternative renewable energy technologies. Subsequently, on September 17, 2007, we commenced the development and acquisition of these technologies through our wholly owned subsidiary, IEC, by entering into a Research Agreement with The Regents of the University of California (the “Research Agreement”) in the area of algal biochemistry and photosynthesis (the “Research Project”). The goal of the Research Project was to develop protocols for the growth of microalgal cultures and for the generation of long chain liquid hydrocarbons. These hydrocarbons are derived directly from the photosynthesis of the green microalgae.

Beginning with our Form 10-Q for the period ending September 30, 2010, through our entry into the asset purchase agreements effective as of July 29, 2011, pursuant to which we acquired the lease for approximately 300 acres of land in Gonzales County, Texas (the “GC Property”) and two leases totaling approximately 120 contiguous acres of land and fourteen wells in Young County, Texas (the “YC Property”), we have been considered a “shell company,” as that term is defined in Rule 405 of the Securities Act of 1933, as amended, and Rule 12b-2 of the Securities Exchange Act of 1934, as amended. As a result of these acquisitions, further described below and elsewhere is this Current Report on Form 8-K, the Company believes that it is no longer a “shell company.”

We are an emerging independent oil and gas company that explores for, develops, produces and markets crude oil and natural gas from various known prolific and productive geological formations, primarily in Gonzales and Young Counties. Our goal is to become a profitable organization focused in the development and production of crude oil and natural gas in established domestic oil fields.

We are focused on building and developing a portfolio of oil and gas assets by acquiring what we believe are undervalued, underdeveloped and underperforming properties, and for which we believe we can increase production economically and profitably. At this time, we are considering onshore, domestic, proven areas for our portfolio.

We intend to explore the GC Property to determine whether any oil and/or gas reserves exist. We do not know if an economically viable oil and gas reserve exists on the GC Property and there is no assurance that we will discover one. Initial due diligence indicates that the property is located in the prolific “Eagle Ford Shale” geologic formation, but a great deal of exploration will be required before a final evaluation as to the economic, environmental and legal feasibility for our future exploration is determined. Our plan of operation is to conduct exploration work on the GC Property in order to ascertain whether it possesses commercially exploitable quantities of oil and gas reserves.

Even if we complete our proposed exploration program and we are successful in identifying an oil and gas reserve, we will have to spend substantial funds on further drilling and engineering studies before we will know whether we have a commercially viable oil and/or gas reserve.

           The YC Property currently produces approximately 4 to 5 barrels of oil per day. For the remainder of 2011, we intend to conduct repairs on the wells and further develop the YC Property, including performing acid jobs on all the wells and increase the volume of fluids in the injection wells in an attempt to increase production. There is no guarantee that any efforts we undertake to increase production will prove to be effective.

Reverse Stock Split

On June 12, 2011, our shareholders, pursuant to a written consent in lieu of a special meeting signed by the shareholders owning a majority of the Company’s issued and outstanding shares, authorized the Company’s officers to file the necessary documentation with the Secretary of State of Nevada to effect a one-for-five reverse stock split, whereby owners of five shares of our common stock prior to the reverse stock split received one share of our common stock after the reverse stock split, with all fractional shares being rounded to the nearest whole share (the “Reverse Split”). The record date for the Reverse Split was set as of one business day prior to the effective date and the effective date for the Reverse Split was set for June 27, 2011.

The Reverse Split was declared effective by FINRA on June 29, 2011. All shares and share prices have been retroactively changed to reflect the Reverse Split.

Private Placement

On April 17, 2008, we completed the sale of an aggregate of 800,000 units (the “Units”) at a price of $3.00 per Unit for gross proceeds of $2,400,000. Each Unit consisted of one share of our common stock (collectively, the “Private Placement Shares”) and one Series B Non-redeemable Warrant (the “Series B Warrants”) to purchase an additional share of our common stock (the “Warrant Shares”), at $3.00 per share for a period of two years from the date of issuance (the “2008 Private Placement”), pursuant to the terms of Subscription Agreements having an effective date of April 17, 2008, between ourselves and certain institutional and other accredited investors (the “Investors”), as defined in Rule 501 of Regulation D promulgated under the Securities Act. The net proceeds of the Private Placement were used for working capital purposes. In connection with the Private Placement, we paid a commission of 20,000 Units (the “Commission Units”) to one registered broker dealer.

The shares issued in the Private Placement comprised approximately 11% (without giving effect to the exercise of any of the Series B Warrants) of our issued and outstanding shares as of April 17, 2008, the date on which the Private Placement was consummated.

Risk Factors

Investing in our common stock involves a high degree of risk. Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment.

Risks Relating To Our Business and the Oil and Gas Industry

We have a history of operating losses and expect to continue suffering losses for the foreseeable future.

We have incurred losses since our company was organized in November 6, 1998. Moreover, in each of the fiscal years ended March 31, 2011 and 2010, we recorded net losses of $183,666 and $261,758, respectively. From inception (November 6, 1998) through June 30, 2011, we recorded a cumulative net loss of $3,64,579. We cannot anticipate when, if ever, our operations will become profitable.

We are a development stage company with a limited operating history, which may hinder our ability to successfully meet our objectives.

We are a development stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects. We have only begun engaging in the oil and gas exploration and development business and we do not have an established history of locating and developing properties that have oil and gas reserves. As a result, the revenue and income potential of our business is unproven. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business. Errors may be made in predicting and reacting to relevant business trends and we will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. We may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause our business, results of operations and financial condition to suffer.

Market conditions or operation impediments may hinder our access to oil and gas markets or delay our potential production.

The marketability of potential production from our properties depends in part upon the availability, proximity and capacity of pipelines, natural gas gathering systems and processing facilities. This dependence is heightened where this infrastructure is less developed. Therefore, even if drilling results are positive in certain areas of our oil and gas properties, a new gathering system may need to be built to handle the potential volume of oil and gas produced. We might be required to shut in wells, at least temporarily, for lack of a market or because of the inadequacy or unavailability of transportation facilities. If that were to occur, we would be unable to realize revenue from those wells until arrangements were made to deliver production to market.

Even if we are able to establish any oil or gas reserves on our properties, our ability to produce and market oil and gas is affected and also may be harmed by:

•	inadequate pipeline transmission facilities or carrying capacity;

•	government regulation of natural gas and oil production;

•	government transportation, tax and energy policies;

•	changes in supply and demand; and

•	general economic conditions.

Our future performance is dependent upon our ability to identify, acquire and develop oil and gas properties, the failure of which could result in under use of capital and losses.

Our future performance depends upon our ability to identify, acquire and develop oil and gas reserves that are economically recoverable. Our success will depend upon our ability to acquire working and revenue interests in properties upon which oil and gas reserves are ultimately discovered in commercial quantities, and our ability to develop prospects that contain proven oil and gas reserves to the point of production. Without successful acquisition and exploration activities, we will not be able to develop oil and gas reserves or generate revenues. We cannot provide you with any assurance that we will be able to identify and acquire oil and gas reserves, on acceptable terms, or that oil and gas deposits will be discovered in sufficient quantities to enable us to recover our exploration and development costs or sustain our business.

The successful acquisition and development of oil and gas properties requires an assessment of recoverable reserves, future oil and gas prices and operating costs, potential environmental and other liabilities, and other factors. Such assessments are necessarily inexact and their accuracy is inherently uncertain. In addition, no assurance can be given that our exploration and development activities will result in the discovery of any reserves.

We have a very small management team and the loss of any member of our team may prevent us from implementing our business plan in a timely manner.

We currently have one executive officer and a limited number of consultants upon whom our success largely depends. We do not maintain key person life insurance policies on our executive officers or consultants, the loss of which could seriously harm our business, financial condition and results of operations. In such an event, we may not be able to recruit personnel to replace our executive officers or consultants in a timely manner, or at all, on acceptable terms.

If we are unable to successfully recruit qualified managerial and field personnel having experience in oil and gas exploration, we may not be able to continue our operations.

In order to successfully implement and manage our business plan, we will depend upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration business. Competition for qualified individuals is intense. We may not be able to find, attract and retain qualified personnel on acceptable terms. If we are unable to find, attract and retain qualified personnel with technical expertise, our business operations could suffer.

Future growth could strain our personnel and infrastructure resources, and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

We expect to experience rapid growth in our operations, which will place a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our executive officers to manage growth effectively. This may require us to hire and train additional personnel to manage our expanding operations. In addition, we must continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage our growth, we may be unable to execute upon our business plan.

We will have substantial capital requirements that, if not met, may hinder our growth and operations.

Our future growth depends on our ability to make large capital expenditures for the exploration and development of our natural gas and oil properties. Future cash flows and the availability of financing will be subject to a number of variables, such as:

•	the success of our planned projects in Texas;

•	success in locating and producing reserves; and

•	prices of natural gas and oil.

Financing might not be available in the future, or we might not be able to obtain necessary financing on acceptable terms. If sufficient capital resources are not available, we might be forced to curtail our drilling and other activities or be forced to sell some assets on an untimely or unfavorable basis, which would have an adverse affect on our business, financial condition and results of operations.

If we obtain additional financing, our existing stockholders may suffer substantial dilution or we may not have sufficient funds to pay the interest on our current or future debt.

Additional financing sources will be required in the future to fund developmental and exploratory drilling. Issuing equity securities to satisfy our financing requirements could cause substantial dilution to our existing stockholders.

Debt financing could lead to:

•	a substantial portion of operating cash flow being dedicated to the payment of principal and interest;

•	being more vulnerable to competitive pressures and economic downturns; and

•	restrictions on our operations.

If we incur indebtedness, our ability to meet our debt obligations and reduce our level of indebtedness depends on future performance. General economic conditions, oil and gas prices and financial, business and other factors affect our operations and future performance. Many of these factors are beyond our control. We cannot assure you that we will be able to generate sufficient cash flow to pay the interest on our current or future debt or that future working capital, borrowings or equity financing will be available to pay or refinance such debt. Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets and performance at the time we need capital. We cannot assure you that we will have sufficient funds to make such payments. If we do not have sufficient funds and are otherwise unable to negotiate renewals of our borrowings or arrange additional financing, we might have to sell significant assets. Any such sale could have a material adverse effect on our business and financial results.

We may not be able to determine reserve potential or identify liabilities associated with our Texas property or any future properties. We may also not be able to obtain protection from vendors against possible liabilities, which could cause us to incur losses.

We have conducted a very limited review of our property in Texas, such review and evaluation might not necessarily reveal all existing or potential problems. This is also true for any future acquisitions made by us. Inspections may not always be performed on every well, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is undertaken. Even when problems are identified, a vendor may be unwilling or unable to provide effective contractual protection against all or part of those problems, and we may assume environmental and other risks and liabilities in connection with the acquired properties.

If we or our operators fail to maintain adequate insurance, our business could be materially and adversely affected.

Our operations are subject to risks inherent in the oil and gas industry, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, earthquakes and other environmental risks. These risks could result in substantial losses due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage, and suspension of operations. We could be liable for environmental damages caused by us and/or previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could have a material adverse effect on our financial condition and results of operations.

Any prospective drilling contractor or operator which we hire will be required to maintain insurance of various types to cover our operations with policy limits and retention liability customary in the industry. Therefore, we do not plan to acquire our own insurance coverage for such prospects. The occurrence of a significant adverse event on such prospects that is not fully covered by insurance could result in the loss of all or part of our investment in a particular prospect which could have a material adverse effect on our financial condition and results of operations.

The oil and gas industry is highly competitive, and we may not have sufficient resources to compete effectively.

The oil and gas industry is highly competitive. We compete with oil and natural gas companies and other individual producers and operators, many of which have longer operating histories and substantially greater financial and other resources than we do, as well as companies in other industries supplying energy, fuel and other such needs to consumers. Our larger competitors, by reason of their size, operating history and relative financial strength, can more easily access capital markets than we can and may enjoy a competitive advantage in the recruitment of qualified personnel. They may be able to absorb the burden of any changes in laws and regulation in the jurisdictions in which we do business and handle longer periods of reduced prices for oil and gas more easily than we can. Our competitors may be able to pay more for oil and gas leases and properties and may be able to define, evaluate, bid for and purchase a greater number of leases and properties than we can. Further, these companies may enjoy technological advantages and may be able to implement new technologies more rapidly than we can. Our ability to acquire additional properties in the future will depend upon our ability to conduct efficient operations, evaluate and select suitable properties, implement advanced technologies and consummate transactions in a highly competitive environment.

In addition to acquiring producing properties, we may also grow our business through the acquisition and development of exploratory oil and gas prospects, which is the riskiest method of establishing oil and gas reserves.

In addition to acquiring producing properties, we may acquire, drill and develop exploratory oil and gas prospects that are profitable to produce. Developing exploratory oil and gas properties requires significant capital expenditures and involves a high degree of financial risk. The budgeted costs of drilling, completing, and operating exploratory wells are often exceeded and can increase significantly when drilling costs rise. Drilling may be unsuccessful for many reasons, including title problems, weather, cost overruns, equipment shortages, and mechanical difficulties. Moreover, the successful drilling or completion of an exploratory oil or gas well does not ensure a profit on investment. Exploratory wells bear a much greater risk of loss than development wells. We cannot assure you that our exploration, exploitation and development activities will result in profitable operations. If we are unable to successfully acquire and develop exploratory oil and gas prospects, our results of operations, financial condition and stock price will be materially adversely affected.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and any such changes may have material adverse effects on our activities. We are unable to predict the ultimate cost of compliance with such laws and regulations. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in our industry. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The business of oil and gas exploration and development is subject to substantial regulation under federal, state, local and foreign laws relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of oil and gas and related products and other matters. Amendments to current laws and regulations governing operations and activities of oil and gas exploration and development operations could have a material adverse impact on our business. In addition, there can be no assurance that income tax laws, royalty regulations and government incentive programs related to our oil and gas properties and the oil and gas industry generally, will not be changed in a manner which may adversely affect our progress and cause delays, inability to explore and develop or abandonment of these interests.

Permits, leases, licenses and approvals are required from a variety of regulatory authorities at various stages of exploration and development. There can be no assurance that the various government permits, leases, licenses and approvals sought will be granted in respect of our activities or, if granted, will not be cancelled or will be renewed upon expiry. There is no assurance that such permits, leases, licenses and approvals will not contain terms and provisions which may adversely affect our exploration and development activities.

Any future operations will involve many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

In the course of the exploration, acquisition and development of mineral properties, several risks and, in particular, unexpected or unusual geological or operating conditions may occur. Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution. It is not always possible to fully insure against such risks, and we do not currently have any insurance against such risks nor do we intend to obtain such insurance in the near future due to high costs of insurance. Should such liabilities arise, they could reduce or eliminate any future profitability and result in an increase in costs and a decline in value of the securities of our company.

We are not insured against most environmental risks. Insurance against environmental risks (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) has not been generally available to companies within the industry. We will periodically evaluate the cost and coverage of such insurance. If we became subject to environmental liabilities and do not have insurance against such liabilities, the payment of such liabilities would reduce or eliminate our available funds and may result in bankruptcy. Should we be unable to fully fund the remedial cost of an environmental problem, we might be required to enter into interim compliance measures pending completion of the required remedy.

Resource exploration involves many risks, regardless of the experience, knowledge and careful evaluation of the property by our company. These hazards include unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions and the inability to obtain suitable or adequate machinery, equipment or labor.

Operations in which we will have a direct or indirect interest will be subject to all the hazards and risks normally incidental to the exploration, development and production of resource properties, any of which could result in damage to or destruction of producing facilities, damage to life and property, environmental damage and possible legal liability for any or all damage. We do not currently maintain liability insurance and may not obtain such insurance in the future. The nature of these risks is such that liabilities could represent a significant cost to our company, and may ultimately force our company to become bankrupt and cease operations.

Shortages of rigs, equipment, supplies and personnel could delay or otherwise adversely affect our cost of operations or our ability to operate according to our business plans.

If drilling activity increases in Texas, and/or other locations we operate in, a shortage of drilling and completion rigs, field equipment and qualified personnel could develop. These costs have recently increased sharply and could continue to do so. The demand for, and wage rates of, qualified drilling rig crews generally rise in response to the increasing number of active rigs in service and could increase sharply in the event of a shortage. Shortages of drilling and completion rigs, field equipment or qualified personnel could delay, restrict or curtail our exploration and development operations, which could in turn harm our operating results.

Unless we find new oil and gas reserves, our reserves and production will decline, which would materially and adversely affect our business, financial condition and results of operations.

Producing oil and gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Therefore, our future oil and gas reserves and production and, therefore, our cash flow and revenue are highly dependent on our success in efficiently obtaining reserves and acquiring additional recoverable reserves. We may not be able to develop, find or acquire reserves to replace our current and future production at costs or other terms acceptable to us, or at all, in which case our business, financial condition and results of operations would be materially and adversely affected.

To the extent that we establish oil and gas reserves, we will be required to replace, maintain or expand our oil and gas reserves in order to prevent our reserves and production from declining, which would adversely affect cash flows and income.

In general, production from oil and gas properties declines over time as reserves are depleted, with the rate of decline depending on reservoir characteristics. If we establish reserves, of which there is no assurance, and we are not successful in our subsequent exploration and development activities or in subsequently acquiring properties containing proved reserves, our proved reserves will decline as the oil and gas contained in the reserves are produced. Our future oil and gas production is highly dependent upon our ability to economically find, develop or acquire reserves in commercial quantities.

To the extent cash flow from operations is reduced, either by a decrease in prevailing prices for oil and gas or an increase in finding and development costs, and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of oil and gas reserves would be impaired. Even with sufficient available capital, our future exploration and development activities may not result in additional proved reserves, and we might not be able to drill productive wells at acceptable costs.

The locations of both of our properties are in Texas, which subjects us to an increased risk of loss of revenue or curtailment of production from factors affecting those areas.

The locations of both of our properties are in Texas, which means that our properties could be affected by the same event should the region experience:

•	severe weather;

•	delays or decreases in production, the availability of equipment, facilities or services;

•	delays or decreases in the availability of capacity to transport, gather or process production; or

•	changes in the regulatory environment.

The oil and gas exploration and production industry is historically a cyclical industry and market fluctuations in the prices of oil and gas could adversely affect our business.

Prices for oil and gas tend to fluctuate significantly in response to factors beyond our control. These factors include:

•	weather conditions in the United States and wherever our property interests are located;

•	economic conditions, including demand for petroleum-based products, in the United States and the rest of the world;

•	actions by OPEC, the Organization of Petroleum Exporting Countries;

•	political instability in the Middle East and other major oil and gas producing regions;

•	governmental regulations, both domestic and foreign;

•	domestic and foreign tax policy;

•	the pace adopted by foreign governments for the exploration, development, and production of their national reserves;

•	the price of foreign imports of oil and gas;

•	the cost of exploring for, producing and delivering oil and gas;

•	the discovery rate of new oil and gas reserves;

•	the rate of decline of existing and new oil and gas reserves;

•	available pipeline and other oil and gas transportation capacity;

•	the ability of oil and gas companies to raise capital;

•	the overall supply and demand for oil and gas; and

•	the availability of alternate fuel sources.

Changes in commodity prices may significantly affect our capital resources, liquidity and expected operating results. Price changes will directly affect revenues and can indirectly impact expected production by changing the amount of funds available to reinvest in exploration and development activities. Reductions in oil and gas prices not only reduce revenues and profits, but could also reduce the quantities of reserves that are commercially recoverable. Significant declines in prices could result in non-cash charges to earnings due to impairment.

Changes in commodity prices may also significantly affect our ability to estimate the value of producing properties for acquisition and divestiture and often cause disruption in the market for oil and gas producing properties, as buyers and sellers have difficulty agreeing on the value of the properties. Price volatility also makes it difficult to budget for and project the return on acquisitions and the development and exploitation of projects. We expect that commodity prices will continue to fluctuate significantly in the future.

Exploratory drilling involves many risks that are outside our control which may result in a material adverse effect on our business, financial condition or results of operations.

The business of exploring for and producing oil and gas involves a substantial risk of investment loss. Drilling oil and gas wells involves the risk that the wells may be unproductive or that, although productive, the wells may not produce oil or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, power outages, sour gas leakage, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic if water or other deleterious substances are encountered that impair or prevent the production of oil or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. There can be no assurance that oil and gas will be produced from the properties in which we have interests.

Crude oil and natural gas development, re-completion of wells from one reservoir to another reservoir, restoring wells to production and drilling and completing new wells are speculative activities and involve numerous risks and substantial and uncertain costs.

Our growth will be materially dependent upon the success of our future development program. Drilling for crude oil and natural gas and reworking existing wells involves numerous risks, including the risk that no commercially productive crude oil or natural gas reservoirs will be encountered. The cost of drilling, completing and operating wells is substantial and uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors beyond our control, including: unexpected drilling conditions; pressure or irregularities in formations; equipment failures or accidents; inability to obtain leases on economic terms, where applicable; adverse weather conditions and natural disasters; compliance with governmental requirements; and shortages or delays in the availability of drilling rigs or crews and the delivery of equipment.

Drilling or reworking is a highly speculative activity. Even when fully and correctly utilized, modern well completion techniques such as hydraulic fracturing and horizontal drilling do not guarantee that we will find crude oil and/or natural gas in our wells. Hydraulic fracturing involves pumping a fluid with or without particulates into a formation at high pressure, thereby creating fractures in the rock and leaving the particulates in the fractures to ensure that the fractures remain open, thereby potentially increasing the ability of the reservoir to produce oil or gas. Horizontal drilling involves drilling horizontally out from an existing vertical well bore, thereby potentially increasing the area and reach of the well bore that is in contact with the reservoir. Our future drilling activities may not be successful and, if unsuccessful, such failure would have an adverse effect on our future results of operations and financial condition. We cannot assure you that our overall drilling success rate or our drilling success rate for activities within a particular geographic area will not decline. We may identify and develop prospects through a number of methods, some of which do not include lateral drilling or hydraulic fracturing, and some of which may be unproven. The drilling and results for these prospects may be particularly uncertain. Our drilling schedule may vary from our capital budget. The final determination with respect to the drilling of any scheduled or budgeted prospects will be dependent on a number of factors, including, but not limited to: the results of previous development efforts and the acquisition, review and analysis of data; the availability of sufficient capital resources to us and the other participants, if any, for the drilling of the prospects; the approval of the prospects by other participants, if any, after additional data has been compiled; economic and industry conditions at the time of drilling, including prevailing and anticipated prices for crude oil and natural gas and the availability of drilling rigs and crews; our financial resources and results; the availability of leases and permits on reasonable terms for the prospects; and the success of our drilling technology.

We are dependent upon the efforts of various third parties that we do not control and, as a result, we may not be able to control the timing of development efforts, associated costs, or the rate of production of reserves, if any.

The success of our business depends upon the efforts of various third parties that we do not control. Presently, we do not plan to serve as the operator for our projects. As a result, we may have limited ability to exercise influence over the operations of the properties or their associated costs. Our dependence on the operator and, where applicable, other working interest owners for these projects and our limited ability to influence operations and associated costs could prevent the realization of our targeted returns on capital in drilling or acquisition activities. The success and timing of development and exploitation activities on properties operated by others depend upon a number of factors that will be largely outside of our control, including:

•	the timing and amount of capital expenditures;

•	the operator’s expertise and financial resources;

•	approval of other participants in drilling wells;

•	selection of technology;

•	the rate of production of the reserves; and

•	the availability of suitable drilling rigs, drilling equipment, production and transportation infrastructure, and qualified operating personnel.

We will rely upon various companies to provide us with technical assistance and services. We will also rely upon the services of geologists, geophysicists, chemists, engineers and other scientists to explore and analyze oil and gas prospects to determine a method in which the oil and gas prospects may be developed in a cost-effective manner. Although our management has relationships with a number of third-party service providers, we cannot assure you that we will be able to continue to rely on such persons. If any of these relationships with third-party service providers are terminated or are unavailable on commercially acceptable terms, we may not be able to execute our business plan.

We may be unable to retain our leases or licenses and working interests in our leases or licenses, which would result in significant financial losses to our company.

In general, our properties are held under oil and gas leases or licenses. If we fail to meet the specific requirements of each lease or license, such lease or license may terminate or expire. We cannot assure you that any of the obligations required to maintain each lease or license will be met. The termination or expiration of our leases or licenses will harm our business. Our property interests will terminate unless we fulfill certain obligations under the terms of our leases or licenses and other agreements related to such properties. If we are unable to satisfy these conditions on a timely basis, we may lose our rights in these properties. The termination of our interests in these properties will harm our business. In addition, we will need significant funds to meet capital requirements for the exploration activities that we intend to conduct on our properties.

Title deficiencies could render our leases worthless, which could have adverse effects on our financial condition or results of operations.

The existence of a material title deficiency can render our lease worthless and can result in a large expense to our business. It is our practice in acquiring oil and gas leases or undivided interests in oil and gas leases to forgo the expense of retaining lawyers to examine the title to the oil or gas interest to be placed under lease or already placed under lease. Instead, we rely upon the judgment of oil and gas landmen who perform the field work in examining records in the appropriate governmental office before attempting to place under lease a specific oil or gas interest. We do not anticipate that we, or the person or company acting as operator of the wells located on the properties that we lease or may lease in the future, will obtain counsel to examine title to the lease until the well is about to be drilled. As a result, we may be unaware of deficiencies in the marketability of the title to the lease. Such deficiencies may render the lease worthless.

Risks Relating to Our Common Stock

The value and transferability of your shares may be adversely impacted by the limited trading market for our stock on the OTC Markets Group, Inc. OTCQBTM tier (the “OTCQB”), which is a quotation system, not an issuer listing service, market or exchange. Because buying and selling stock on the OTCQB is not as efficient as buying and selling stock through an exchange, it may be difficult for you to sell your shares or you may not be able to sell your shares for an optimum trading price.

The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities.

When fewer shares of a security are being traded on the OTCQB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by the OTCQB at the time of the order entry. The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTCQB if the common stock or other security must be sold immediately.

The trading price of our common stock historically has been volatile and may not reflect its value.

The trading price of our common stock has, from time to time, fluctuated widely and in the future may be subject to similar fluctuations. From April 1, 2009 through March 31, 2011, our stock has traded at a low of $0.20 and a high of $1.90. The trading price may be affected by a number of factors including the risk factors set forth herein, as well as our operating results, financial condition, general economic conditions, market demand for our common stock, and various other events or factors both in and out of our control. In addition, the sale of our common stock into the public market upon the effectiveness of this registration statement could put downward pressure on the trading price of our common stock. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock.

Kalen Capital Corporation, a private corporation solely owned by Mr. Harmel S. Rayat, our former chief financial officer, director and controlling shareholder, owns approximately 32% of our issued and outstanding stock. This ownership interest may preclude you from influencing significant corporate decisions.

Kalen Capital Corporation, a private corporation the sole shareholder of which is Harmel S. Rayat, our former chief financial officer, director and controlling shareholder, owns in the aggregate, 3,275,834 shares or approximately 32% of our outstanding common stock. As a result, Mr. Rayat may be able to exercise a controlling influence over matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, and may have significant control over our management and policies. Mr. Rayat’s interests may at times be different from yours. For example, he may support proposals and actions with which you may disagree or which are not in your interests. The concentration of ownership could delay or prevent a change in control of our company or otherwise discourage a potential acquirer from attempting to obtain control of our company, which in turn could reduce the price of our common stock. In addition, Mr. Rayat could use his voting influence to maintain our existing management and directors in office, delay or prevent changes of control of our company, or support or reject other management and Board of Director (“Board”) proposals that are subject to shareholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

We may compete for the time and efforts of our officers and directors.

Certain of our officers and directors are also officers, directors, and employees of other companies. Except for Mr. Cerna, none of our officers or directors anticipate devoting more than approximately five (5%) percent of their time to our matters. Except for Mr. Cerna, we currently have no consulting or employment agreements with any of our officers and directors imposing any specific condition on our officers and directors regarding their continued employment by us.

A new business opportunity may raise potential conflicts of interests between certain of our officers and directors and us.

Certain of our directors are or may become directors and employees of other companies and, to the extent that such other companies may participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms regarding the extent of such participation by us and such other companies. In addition, directors may present potential prospects to such other companies rather than presenting the opportunities to us or be affiliated with companies developing technologies which may compete with our technologies. We have not established any mechanisms regarding the resolution of any such conflict if it were to arise; accordingly, there is no assurance that any such conflict will be resolved in a manner that would not be adverse to our interest.

We have a large number of restricted shares outstanding, a portion of which may be sold under Rule 144 which may reduce the market price of our shares.

Of the 10,249,839 shares of our common stock issued and outstanding as of August 15, 2011, a total of 7,012,170 shares (inclusive of the 3,275,834 shares beneficially owned by Kalen Capital Corporation) are deemed “restricted securities,” within the meaning of Rule 144. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act.

In general, subject to the satisfaction of certain conditions, Rule 144 permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least six months to sell such shares without regard to any of the volume limitations set forth in Rule 144. This provision may apply as early as October 18, 2008, with respect to the shares issued in connection with the Private Placement, assuming that at such time the relevant criteria of Rule 144 is satisfied by both the selling shareholders owning the restricted shares and ourselves.

Under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater. This provision currently may apply to the shares owned by Kalen Capital Corporation). Accordingly, assuming all of the conditions of Rule 144 is satisfied by both Kalen Capital Corporation) and us at the time of any proposed sale, Kalen Capital Corporation may sell, approximately every three months pursuant to Rule 144, a number of shares equal to 1% of our then issued and outstanding shares of our common stock.

The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.

There are options to purchase shares of our common stock currently outstanding.

As of August 15, 2011, we have options outstanding to purchase an aggregate of 20,000 shares of our common stock to various persons and entities. The exercise prices of these options are as follows: 10,000 stock options at $4.15 per share and 10,000 stock options at $2.00 per share. If issued, the shares underlying these options would increase the number of shares of our common stock currently outstanding and will dilute the holdings and voting rights of our then-existing shareholders.

We have the ability to issue additional shares of our common stock without asking for shareholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorize our Board to issue up to 100,000,000 shares of common stock and up to 1,000,000 shares of preferred stock. The power of the Board to issue shares of common stock or warrants or options to purchase shares of common stock is generally not subject to shareholder approval. Accordingly, any time the Board determines that it is in the best interests of the corporation to issue shares of its common stock, your investment will be diluted.

We may issue preferred stock which may have greater rights than our common stock.

We are permitted in our charter to issue up to 1,000,000 shares of preferred stock. Currently no preferred shares are issued and outstanding; however, we can issue shares of our preferred stock in one or more series and can set the terms of the preferred stock without seeking any further approval from our common stockholders. Any preferred stock that we issue may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing them to be converted into shares of common stock, which could dilute the value of common stock to current stockholders and could adversely affect the market price, if any, of our common stock.

Our compliance with changing laws and rules regarding corporate governance and public disclosure may result in additional expenses to us which, in turn, may adversely affect our ability to continue our operations.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event we are ever approved for listing on either NASDAQ or a registered exchange, NASDAQ and stock exchange rules, will require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. This could have an adverse impact on our ongoing operations.

The value and transferability of your shares may be adversely impacted by the limited trading market for our stock on the OTCQB.

There is only a limited trading market for our shares on the OTCQB. The OTCQB is not an exchange. Trading of securities on the OTCQB is often more sporadic than the trading of securities listed on an exchange or NASDAQ. You may have difficulty reselling any of the shares that you purchase from the selling stockholders. We are not certain that a more active trading market in our common stock will develop, or if such a market develops, that it will be sustained. Sales of a significant number of shares of our common stock in the public market could result in a decline in the market price of our common stock, particularly in light of the illiquidity and low trading volume in our common stock.

Our common stock is a “penny stock,” and because “penny stock” rules will apply, you may find it difficult to sell the shares of our common stock you acquired in this offering.

Our common stock is a “penny stock” as that term is defined under Rule 3a51-1 of the Securities Exchange Act of 1934. Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the U.S. Securities & Exchange Commission. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there is less trading activity in penny stocks and you are likely to have difficulty selling your shares.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain future earnings, if any, to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, the FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “project”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements speak only as of the date of this Current Report on Form 8-K. In particular, this Current Report on Form 8-K contains forward looking statements pertaining to the following:

•	the quantity of potential natural gas and crude oil reserves;

•	potential natural gas and crude oil production levels;

•	capital expenditure programs;

•	projections of market prices and costs;

•	supply and demand for natural gas and crude oil;

•	expectations regarding our ability to raise capital and to continually add to reserves through acquisitions and development; and

•	treatment under governmental regulatory regimes and tax laws.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks, such as:

•	our ability to establish or find reserves;

•	volatility in market prices for natural gas and crude oil;

•	liabilities inherent in natural gas and crude oil operations;

•	uncertainties associated with estimating natural gas reserves and crude oil;

•	competition for, among other things, capital, acquisitions of reserves, undeveloped lands and skilled personnel;

•	political instability or changes of laws in the countries in which we operate and risks of terrorist attacks;

•	incorrect assessments of the value of acquisitions;

•	geological, technical, drilling and processing problems; and

•
the uncertainty inherent in the litigation process, including the possibility of newly discovered evidence or the acceptance of novel legal theories, and the difficulties in predicting the decisions of judges and juries.

These risks may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward looking statements.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward looking statements to conform these statements to actual results.

2008 PRIVATE PLACEMENT

           On April 17, 2008, we consummated the sale of an aggregate of 800,002 shares of our common stock and Series B Warrants to purchase up to an additional 800,002 shares of our common stock at a per share purchase price of $3.00 for an aggregate purchase price of $2,400,000 pursuant to the terms of a Subscription Agreement effective as of April 17, 2008, with the Investors who are signatories to the Subscription Agreement. The Investors are institutional and other accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act. In connection with the Private Placement we paid a commission consisting of 20,000 shares of our common stock and 20,000 Series B Warrants.

The Series B Warrants were exercisable for a period of two years at an initial exercise price of $3.00 per share beginning on April 17, 2008. The number of shares issuable upon exercise of the Series B Warrants and the exercise price of the Series B Warrants were adjustable in the event of stock splits, combinations and reclassifications, but not in the event of the issuance by us of additional securities, unless such issuance was at a price per share which was less than the then applicable exercise price of the warrants, in which event then the exercise price shall be reduced and only reduced to equal the lower issuance price and the number of shares issuable upon exercise thereof would have increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price, would have been equal to the aggregate exercise price prior to such adjustment. All remaining outstanding 576,667 Series B Warrants expired unexercised on April 17, 2010.

In connection with the 2008 Private Placement, we paid a commission of 20,000 shares of our common stock and Series B Warrants to purchase up to an additional 20,000 shares of our common stock at a per share purchase price of $3.00 to one registered broker dealer (the “Commission Units”). The Commission Units did not have any registration rights but otherwise had the same terms and conditions as the units sold to the Investors.

Market Information-the OTCQB

Our common stock is quoted on the OTCQB under the symbol “NDBE.” The OTCQB is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (OTC) equity securities. The OTCQB is a quotation medium for subscribing members, not an issuer listing service, and should not be confused with The NASDAQ Stock MarketSM.

As of August 15, 2011, there were 10,849,839 shares of our common stock outstanding and held by 87 stockholders of record. As of August 15, 2011, we had 20,000 shares of common stock reserved for issuance upon exercise of outstanding stock options. We have no shares of preferred stock issued and outstanding.

Currently, there is only a limited public market for our stock on the OTCQB. You should also note that the OTCQB is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTCQB or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we do establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock. Accordingly, investors may find that the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operation.

The following table sets forth the range of high and low closing bid quotations for our common stock during our most recent two fiscal years on the Over the Counter Bulletin Board (the OTCBB), a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (OTC) equity securities much like the OTCQB that shares of our common stock previously traded on. The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.

FISCAL YEAR ENDING MARCH 31, 2011	HIGH	LOW
January 1 to March 31, 2011	$0.95	$0.30
October 1 to December 31, 2010	$0.80	$0.30
July 1 to September 30, 2010	$0.60	$0.20
April 1 to June 30, 2010	$1.20	$0.35

FISCAL YEAR ENDING MARCH 31, 2010	HIGH	LOW
January 1 to March 31, 2010	$1.20	$0.50
October 1 to December 31, 2009	$1.45	$0.60
July 1 to September 30, 2009	$1.90	$0.95
April 1 to June 30, 2009	$1.25	$0.65

Dividend Policy

We have not paid any dividends on our common stock and our Board presently intends to continue a policy of retaining earnings, if any, for use in our operations. The declaration and payment of dividends in the future, of which there can be no assurance, will be determined by the Board in light of conditions then existing, including earnings, financial condition, capital requirements and other factors. The Nevada Revised Statutes prohibit us from declaring dividends where, if after giving effect to the distribution of the dividend:

•	We would not be able to pay our debts as they become due in the usual course of business; or

•
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Except as set forth above, there are no restrictions that currently materially limit our ability to pay dividends or which we reasonably believe are likely to limit materially the future payment of dividends on common stock.

Our Board has the right to authorize the issuance of preferred stock, without further stockholder approval, the holders of which may have preferences over the holders of the Common Stock as to payment of dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

On September 30, 2002, the stockholders of the Company approved its 2002 Incentive Stock Plan (the “2002 Plan”), which has 4,000,000 shares reserved for issuance thereunder, none of which are currently registered with the SEC. The 2002 Plan provides shares available for options granted to employees, directors and others. The options granted to employees under the Company’s 2002 Plan generally vest over one to five years or as otherwise determined by the plan administrator. Options to purchase shares expire no later than ten years after the date of grant.

The following table sets forth certain information regarding the common stock that may be issued upon the exercise of options, warrants and other rights that have been or may be granted to employees, directors or consultants under all of the Company’s existing equity compensation plans, as of June 30, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	20,000	$3.08	3,970,000

Equity compensation plans not approved by security holders	-	-	-
Total	20,000	$3.08	3,970,000

(1)	Consists of grants under the Company’s 2002 Stock Plan.

There were no stock options issued or exercised during the three months ended June 30, 2011.

There were no stock options exercised during the years ended March 31, 2011 or 2010. During the year ended March 31, 2011, 1,590,000 stock options with an exercise price of $0.65 per share were cancelled. These stock options were fully vested on their cancellation date and the related stock-based compensation expense was already previously recorded. At March 31, 2011, we had vested stock options to purchase 8,000 shares of our common stock at a weighted average exercise price of per share of $3.10.

           During the years ended March 31, 2011 and 2010, stock-based compensation expense of $11,438 and $19,758, respectively, was recognized for options previously granted and vesting over time. As of March 31, 2011, we had $11,569 of total unrecognized compensation expense related to unvested stock options which is expected to be recognized over a period of 2.75 years.

The following table summarizes information about stock options outstanding and exercisable at June 30, 2011:

	Stock Options Outstanding			Stock Options Exercisable
Excercise Prices	Number of Options Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
$2.00	10,000	7.3	$2.00	4,000	7.3	$2.00
4.15	10,000	7.2	4.15	4,000	7.2	4.15
$2.00 - $ 4.15	20,000	7.3	$3.08	8,000	7.2	$3.08

Transfer Agent

The transfer agent of our common stock is Holladay Stock Transfer, Inc., 2939 North 67th Place, Scottsdale, Arizona 85251.

Penny Stock

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Our stock is currently a “penny stock.” Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules.

Rule 144

Of the 10,849,839 shares of our common stock issued and outstanding as of August 15, 2011, a total of 7,012,170 shares (inclusive of the 3,275,834 shares beneficially owned by Kalen Capital Corporation) are deemed “restricted securities” within the meaning of Rule 144. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act.

In general, subject to the satisfaction of certain conditions, Rule 144 permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least six months to sell such shares without regard to any of the volume limitations described above. This provision became applicable (assuming that at such time the relevant criteria of Rule 144 was, and continues to be, satisfied by both the shareholders owning the restricted shares and ourselves) to the 820,002 shares (inclusive of the Commission Shares) issued in connection with the Private Placement, on October 18, 2008.

Under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater. This provision currently may apply to the shares owned by Kalen Capital Corporation Accordingly, assuming all of the conditions of Rule 144 is satisfied by both Kalen Capital Corporation and us at the time of any proposed sale, Kalen Capital Corporation may sell, approximately every three months pursuant to Rule 144, a number of shares equal to 1% of our then issued and outstanding shares of our common stock.

The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

We were incorporated under the laws of the State of Nevada on November 6, 1998, under the name “e.Deal.net, Inc.,” with an authorized capital of 100,000,000 shares of common stock, par value of $0.001 per share, and 1,000,000 preferred stock, par value of $0.01 per share.

Our initial business operations focused on the establishment of an online used car exchange. We were not successful in our efforts and ceased providing online automotive information; on June 20, 2005, we amended our Articles of Incorporation to effect a change of name to “International Energy, Inc.,” to reflect our entry into the energy industry; initially, through IEC., our wholly owned subsidiary, we commenced operations as an oil and gas exploration company while winding down our online automotive services. On June 27, 2011, we changed our name to “NDB Energy, Inc.”

Although we acquired interests in various land leases, we were unable to timely implement our exploration program as a result of the unavailability of adequate drilling equipment and qualified personnel. Consequently, our property interests lapsed. In September of 2007 our Board concluded that our best interests as well as those of our shareholders would be served by remaining in the energy sector but redirecting our focus from oil and gas exploration to the acquisition, development and commercialization of alternative (renewable) energy technologies.

In furtherance of our business, on September 17, 2007, through IEC, we entered into the Research Agreement with The Regents of the University of California, which has expired.

Beginning with our Form 10-Q for the period ending September 30, 2010, through our entry into the asset purchase agreements effective as of July 29, 2011, 2011, pursuant to which we acquired the GC Property and the YC Property, we have been considered a “shell company,” as that term is defined in Rule 405 of the Securities Act of 1933, as amended, and Rule 12b-2 of the Securities Exchange Act of 1934, as amended. As a result of these acquisitions, further described below and elsewhere is this Current Report on Form 8-K, the Company believes that it is no longer a “shell company.”

We intend to explore the GC Property to determine whether any oil and/or gas reserves exist. We do not know if an economically viable oil and gas reserve exists on the GC Property and there is no assurance that we will discover one. There is a great deal of exploration will be required before a final evaluation as to the economic, environmental and legal feasibility for our future exploration is determined. Our plan of operation is to conduct exploration work on the GC Property in order to ascertain whether it possesses commercially exploitable quantities of oil and gas reserves.

The GC property is located in the Eagle Ford Shale, a shale rock formation located in multiple counties in South Texas. The Eagle Ford shale underlies the Austin Chalk and the Edwards limestone formation is just below it. The Eagle Ford shale is considered by geologists to be the “source rock”, or the original source of hydrocarbons (oil and gas) that are now found in the Austin Chalk above it. Compared to other shale formations, it is brittle and contains as much as 70% calcite and also a high silica content with an average clay content of 11%. It is easily “frackable” and not sensitive to water. It has the perfect mineralogical makeup for a shale gas play (The term “play” is used in the oil and gas industry to refer to a geographic area which has been targeted for exploration due to favorable geoseismic survey results, well logs or production results from a new or “wildcat well” in the area. An area comes into play when it is generally recognized that there is an economic quantity of oil or gas to be found. Oil and gas companies will send out professional “land men” who research property records at the local courthouses and after having located landowners who own the mineral rights in the play area, will offer them an oil and gas lease deal. Competition for acreage usually increases based on how successful the play is in terms of production from discovery wells in the area. The more oil and gas there is to be had, the higher the lease payments per acre are). It has already been called the sixth largest domestic oil discovery in United States history.

For many years, the Eagle Ford shale was known by drillers as a highly pressurized zone to watch out for. It was called “shale gas” and was more of a nuisance in South Texas oil and gas wells than a source of potential production. Only with the advent of directional drilling, combined with hydraulic fracturing, was it recognized that gas wells could be completed in some shale formations rich in natural gas, such as the Barnett shale and now the Eagle Ford shale. The Eagle Ford shale contains higher natural porosity and permeability than other shale formations.

Even if we complete our proposed exploration program and we are successful in identifying an oil and gas reserve, we will have to spend substantial funds on further drilling and engineering studies before we will know whether we have a commercially viable oil and/or gas reserves.

The YC Property currently produces approximately 4 to 5 barrels of oil per day. We intend to repair certain of the wells and further develop the YC Property, including performing acid jobs on all the wells and increase the volume of fluids in the injection wells in an attempt to increase production. There is no guarantee that any efforts we undertake to increase production will prove to be effective. We intend to begin the production increase program immediately.

Even if we complete our proposed exploration program and we are successful in identifying an oil and gas reserve, we will have to spend substantial funds on further drilling and engineering studies before we will know whether we have a commercially viable oil and/or gas reserve. Please refer to “Description of Our Business and Properties” below.

Reverse Stock Split

On June 12, 2011, our shareholders, pursuant to a written consent in lieu of a special meeting signed by the shareholders owning a majority of the Company’s issued and outstanding shares, authorized the Company’s officers to file the necessary documentation with the Secretary of State of Nevada to effect the Reverse Split. The record date for the Reverse Split was been set as of one business day prior to the effective date and the effective date for the Reverse Split was set for June 27, 2011.

The Reverse Split was declared effective by FINRA on June 29, 2011. All shares and share prices have been retroactively changed to reflect the Reverse Split.

We have yet to establish any history of profitable operations. We have incurred losses since our company was organized in November 6, 1998. In each of the fiscal years ended March 31, 2011 and 2010, we recorded net losses of $183,666 and $261,758, respectively. From inception (November 6, 1998) through June 30, 2011, we recorded a cumulative deficit of $3,864,579. We cannot anticipate when, if ever, our operations will become profitable.

The following financial information is historical in nature and does not necessarily correlate to our current or future business operations.

Results of Operations

Three Month Periods Ended June 30, 2011 and 2010

Operating Expenses

Below is a summary of our operating expenses for the three months ended June 30, 2011 and 2010:

	Three Months Ended June 30,		Increase /
	2011	2010	(Decrease)
Operating expenses
Marketing and investor relations	$1,287	$1,275	$12
Director and management fees	14,754	11,029	3,725
Professional fees	65,930	36,474	29,456
Salaries and benefits	-	5,645	(5,645)
Other operating expenses	10,860	4,587	6,273
Total operating expenses	$92,831	$59,010	$33,821

Marketing and Investor Relations

Marketing and investor relations costs represent fees paid to publicize our technologies within the industry and investor community with the purpose of increasing company recognition. We utilize various third parties to manage our investor relations and facilitate our marketing programs, to increase company recognition and branding, and to provide shareholder communications.

Director and Management Fees

Non-employee directors receive $2,500 per quarter for their services as directors.

Director fees for both of the three month periods ended June 30, 2011 and 2010 include fees earned of $7,500. Additionally, we recorded stock compensation expense of $2,154 and $3,529 for the three months ended June 30, 2011 and 2010, respectively, for stock options previously granted to directors and vesting over time.

Effective August 27, 2010, Mr. Charles Bell resigned as a member of our Board and from all executive officer positions held with us. In order to fill the vacancies created by the resignation of Mr. Bell, on August 30, 2010, the Board appointed Mr. Amit S. Dang to the positions of Interim President and Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Accounting Officer), Secretary, and as one of our directors.

We entered into an Executive Services Agreement with Mr. Dang, dated August 30, 2010 (the “Agreement”) pursuant to which Mr. Dang will provide us with executive services. We may terminate the Agreement at any time, for or without cause, upon written notice to Mr. Dang. Mr. Dang is being paid $1,700 per month for his services. Mr. Dang will not be devoting his full time and attention to our affairs.

During the three months ended June 30, 2011 and 2010, we incurred $5,100 and $0, respectively, pursuant to the Agreement between us and Mr. Dang.

Professional Fees

Professional fees substantially consist of accounting fees, audit and tax fees, legal fees, and SEC related filings costs.

Professional fees increased $29,456 for the three months ended June 30, 2011, compared to the three months ended June 30, 2010, substantially due to an increase in legal fees of approximately $27,300 as a result of us changing our name to NDB Energy, Inc., effecting a one-for-five reverse stock split, changes in the composition of our management and the Board, and the execution of the Asset Purchase Agreements, effective July 27, 2011.

Salaries and Benefits

Salaries and benefits consists entirely of amounts paid to and on behalf of Mr. Charles Bell, our former President, Chief Executive Officer, Chief Financial Officer and one of our directors. Effective August 27, 2010, Mr. Bell resigned as a member of our Board and from all executive officer positions held with us. In order to fill the vacancies created by the resignation of Mr. Bell, on August 30, 2010, the Board appointed Mr. Dang a director and as our Interim President and Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Accounting Officer) and Secretary. Compensation provided to Mr. Dang is included in “Director and Management Fees” as discussed in the same titled section above.

Other Operating Expenses

Other operating expenses include travel and entertainment, rent, telephone, office supplies, postage and printing, information technology related fees and other administrative costs.

Other operating expenses increased $6,273 for the three months ended June 30, 2011, compared to the three months ended June 30, 2010, partially due to an increase in filing fees incurred related to changing our name to NDB Energy, Inc. and effecting a one-for-five reverse stock split. Also contributing to the increase is rent expense incurred for the additional business office space we began utilizing in Southfield, Michigan, effective October 1, 2010.

Years Ended March 31, 2011 and 2010

Below is a summary of our operating expenses for the years ended March 31, 2011 and 2010:

	Year Ended March 31,		Increase /	Percentage
	2011	2010	(Decrease)	Change
Operating expenses
Marketing and investor relations	$5,170	$20,523	$(15,353)	(75	) %
Director and management fees	53,338	49,758	3,580	7
Research and development	-	29,835	(29,835)	(100)
Professional fees	83,112	125,522	(42,410)	(34)
Salaries and benefits	10,002	62,448	(52,446)	(84)
Other operating expenses	31,539	38,722	(7,183)	(19)
Total operating expenses	$183,161	$326,808	$(143,647)	(44	) %

Marketing and Investor Relations

Marketing and investor relations costs represent fees paid to publicize our technology within the industry and investor community with the purpose of increasing company recognition. We utilize various third parties to manage our investor relations and facilitate our marketing programs, to increase company recognition and branding, and to provide shareholder communications.

The decrease in marketing and investor relations during the year ended March 31, 2011, compared to the prior year is substantially the result of $13,300 paid to an investor relations firm during the prior year pursuant to a one-year Market Access Services Agreement, which expired on September 30, 2009.

Director and Management Fees

Non-employee directors receive $2,500 per quarter for their services as directors.

Director fees for both of the years ended March 31, 2011 and 2010, include fees earned of $30,000. Additionally, we recorded stock compensation expense of $11,438 and $19,758 for the years ended March 31, 2011 and 2010, respectively, for stock options previously granted to directors and vesting over time.

Effective August 27, 2010, Mr. Charles Bell resigned as a member of our Board and from all executive officer positions held with us. In order to fill the vacancies created by the resignation of Mr. Bell, on August 30, 2010, the Board appointed Mr. Amit S. Dang to the positions of Interim President and Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Accounting Officer), Secretary, and as one of our directors.

We entered into an Executive Services Agreement with Mr. Dang, dated August 30, 2010, pursuant to which Mr. Dang will provide us with executive services. We may terminate the Agreement at any time, for or without cause, upon written notice to Mr. Dang. Mr. Dang is being paid $1,700 per month for his services. Mr. Dang will not be devoting his full time and attention to our affairs.

During the years ended March 31, 2011 and 2010, we incurred $11,900 and $0, respectively, pursuant to the Agreement between us and Mr. Dang.

Research and Development

Research and development represent costs incurred to develop our technology pursuant to our former Research Agreement with The Regents of the University of California. The Research Agreement included salaries and benefits for research and development personnel, allocated overhead and facility occupancy costs, supplies, equipment purchase and repair and other costs.

Research and development expense for the year ended March 31, 2010, is comprised entirely of payments made pursuant to the Research Agreement.

Professional Fees

Professional fees substantially consist of accounting fees, audit and tax fees, legal fees, and SEC related filing costs.

During the year ended March 31, 2011, we incurred professional fees of $83,112, a decrease of $42,410, from $125,522 during the prior year. The decrease is substantially due to decreases in accounting related fees of approximately $17,400, legal fees of approximately $20,400, and SEC related filing costs of approximately $4,000. The decrease in these costs from the prior year is the result of us filing amendments to our Form S-1 and a response to an SEC comment letter in the prior year as well as an increase in the utilization of legal counsel during the prior year for the preparation and review of the required filings with the SEC and related correspondence.

Salaries and Benefits

Salaries and benefits consists entirely of amounts paid to and on behalf of Mr. Charles Bell, our former President, Chief Executive Officer, Chief Financial Officer and one of our directors. Until September 1, 2009, Mr. Bell’s annual compensation was $100,000. Effective September 1, 2009, Mr. Bell no longer devoted his full time efforts to our operations. However, he still retained all aforementioned executive officer positions and remained one of our directors. Because Mr. Bell’s hours were curtailed his annual compensation was reduced to $18,000, effective September 1, 2009. Effective August 27, 2010, Mr. Bell resigned as a member of our Board and from all executive officer positions held with us. In order to fill the vacancies created by the resignation of Mr. Bell, on August 30, 2010, the Board appointed Mr. Dang a director and as our Interim President and Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Accounting Officer) and Secretary. Compensation provided to Mr. Dang is included in “Director and Management Fees” as discussed in the same titled section above.

Other operating expenses

Other operating expenses include travel and entertainment, rent, telephone, office supplies, postage and printing, information technology related fees and other administrative costs.

During the year ended March 31, 2011, we incurred other operating expenses of $31,539, a decrease of $7,183, from $38,722 during the prior year. The decrease is substantially due to a decrease in travel and entertainment related expense of approximately $5,700 and a decrease in rent of approximately $2,000. During the prior year, we were attempting to identify new commercial opportunities, which required significant travel. The decrease in rent is partially due to the reduction of the size of the corporate office space that we leased in Washington, DC. Effective August 1, 2009, rent for this facility was reduced from $1,100 per month to $219 per month, plus variable charges. Offsetting the decrease in rent expense for the Washington, DC office space is an increase in rent expense for the additional business office space we utilize in Southfield, Michigan, effective October 1, 2010.

Other income (expense)

Below is a summary of our other expense for the years ended March 31, 2011 and 2010:

	Year Ended March 31,
	2011	2010	Change
Other income (expense)
Change in fair value of warrant liability	$-	$65,635	$(65,635)
Foreign exchange loss	(505)	(585)	80
Total other income (expense)	$(505)	$65,050

Change in fair value of warrant liability

On April 1, 2009, we adopted guidance which is now part of ASC 815-40, Contracts in Entity’s Own Equity (ASC 815-40). We determined that our Series B Warrants contained a Dilutive Issuance provision. As a result, we reclassified 576,667 of our Series B Warrants to warrant liability, resulting in a cumulative adjustment to accumulated deficit as of April 1, 2009 of $684,032.

Our Series B Warrants were considered derivative liabilities and were therefore required to be adjusted to fair value each quarter. We valued our warrant liability using a Black-Scholes model. Our stock price, remaining term of the Series B Warrants and the volatility of our stock all impacted the fair value of our Series B Warrants.

At March 31, 2010, we determined that the fair value of the 576,667 outstanding Series B Warrants was $0, substantially due to the shortness of their remaining term. All of the 576,667 Series B Warrants expired on April 17, 2010. Accordingly, we did not record a non-cash gain or loss during the year ended March 31, 2011.

The adjustments recorded each quarter during the year ended March 31, 2010, to adjust the Series B Warrants to fair value resulted in a non-cash gain of $65,635 during the year ended March 31, 2010.

Liquidity and Capital Resources

The consolidated financial statements have been prepared assuming we will continue as a going concern. We have an accumulated deficit of $3,180,547 through June 30, 2011, and do not have positive cash flows from operating activities. We are a development stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects. We have only begun engaging in the oil and gas exploration and development business and we do not have an established history of locating and developing properties that have oil and gas reserves. As a result, the revenue and income potential of our business is unproven. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business. Errors may be made in predicting and reacting to relevant business trends and we will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. We may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause our business, results of operations and financial condition to suffer.

We face all the risks common to development stage companies, including under-capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. These conditions raise substantial doubt about our ability to continue as a going concern. Management recognizes that in order to meet our capital requirements, and continue to operate, additional financing will be necessary. We expect to raise additional funds through private or public equity investments in order to expand the range and scope of our business operations. We will seek access to private or public equity but there is no assurance that such additional funds will be available for us to finance our operations on acceptable terms, if at all. If we are unable to raise additional capital or generate positive cash flow, it is unlikely that we will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our principal source of liquidity is cash in the bank. At June 30, 2011, we had cash and cash equivalents of $653,712. We have financed our operations primarily from funds received pursuant to a private placement completed in April 2008, raising gross proceeds of $2,400,000 and cash received from the exercise of warrants.

Net cash used in operating activities was $70,846 for the three months ended June 30, 2011, compared to net cash used in operating activities of $50,240 for the prior year. The increase in cash used in operating activities of $20,606 was substantially due to an increase in the amount paid for professional fees.

Other Contractual Obligations

As of March 31, 2011, our contractual obligations consist of future minimum lease payments of $1,095 pursuant to our corporate office lease in Washington, DC and our business office lease in Southfield, Michigan. In addition, we have future minimum payments of $188 pursuant to an agreement with a third party for investor and shareholder relations services.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.
Recently Issued and Adopted Accounting Pronouncements

We review new accounting standards as issued. Although some of these accounting standards issued or effective after the end of our previous fiscal year may be applicable to us, we have not identified any standards that we believe merit further discussion. We believe that none of the new standards will have a significant impact on our consolidated financial statements.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

Overview

Beginning with our Form 10-Q for the period ending September 30, 2010, through our entry into the asset purchase agreements on July 29, 2011, pursuant to which we acquired the GC Property and the YC Property, we have been considered a “shell company,” as that term is defined in Rule 405 of the Securities Act of 1933, as amended, and Rule 12b-2 of the Securities Exchange Act of 1934, as amended. As a result of these acquisitions, further described below and elsewhere is this Current Report on Form 8-K, the Company believes that it is no longer a “shell company.”

We are an emerging independent oil and gas company that explores for, develops, produces and markets crude oil and natural gas from various known prolific and productive geological formations, primarily in Gonzales and Young, Counties south of the City of San Antonio in South Texas. Our goal is to become a profitable organization focused in the development and production of crude oil and natural gas in established oil fields.

Our Acquisition of the Gonzales County Property

Effective as of July 29, 2011, 2011, we completed the acquisition of the GC Property pursuant to an asset purchase agreement with Mr. James Cerna and Acqua Ventures, Inc. We purchased the GC Property for a total of one million eight hundred thousand (1,800,000) shares of our common stock, par value $0.001. We intend to explore the GC Property to determine whether any oil and/or gas reserves exist on the property.

We do not know if an economically viable oil and/or gas reserve exists on the GC Property and there is no assurance that we will discover one. There is a great deal of exploration will be required before a final evaluation as to the economic, environmental and legal feasibility for our future exploration is determined. Our plan of operation is to conduct exploration work on the GC Property in order to ascertain whether it possesses commercially exploitable quantities of oil and gas reserves.

Even if we complete our proposed exploration program and we are successful in identifying an oil and gas reserve, we will have to spend substantial funds on further drilling and engineering studies before we will know whether we have a commercially viable oil and/or gas reserve.

Our Acquisition of the Young County Property

Effective as of July 29, 2011, 2011, we completed the acquisition of the YC Property pursuant to an asset purchase agreement with Mr. James Cerna. We purchased the YC Property for a total cash compensation of $128,500. The YC Property currently produces approximately 4-5 barrels of oil per day. For the remainder of 2011, we intend to conduct repairs on the wells in order to increase production. Additionally, if warranted, we will perform acid jobs on all the wells in an attempt to increase production. There is no guarantee that any efforts we undertake to increase production will prove to be effective.

Competition

We are an exploration stage company engaged in the acquisition, exploration and, if warranted, development of prospective oil and gas properties. We compete with other gas and oil exploration companies for financing and for the acquisition of new mineral properties. Many of the gas and oil exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact on our ability to achieve the financing necessary for us to conduct further exploration of our mineral properties.

We also compete with other junior oil and gas exploration companies for financing from a limited number of investors that are prepared to make investments in junior resource exploration companies. The presence of competing junior oil and gas exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the oil and gas properties under investigation and the price of the investment offered to investors.

We also compete with other junior and senior oil and gas resource exploration companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

Compliance with Government Regulation

Our business is subject to various federal, state and local laws and governmental regulations that may be changed from time to time in response to economic or political conditions. We are required to comply with the environmental guidelines and regulations established at the local levels for our field activities and access requirements on our permit lands and leases. Any development activities, when determined, will require, but not be limited to, detailed and comprehensive environmental impact assessments studies and approvals of local regulators.

Environmental legislation provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with the mining and oil and gas industries which could result in environmental liability. A breach or violation of such legislation may result in the imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental assessments are increasingly imposing higher standards, greater enforcement, fines and penalties for non-compliance. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies, directors, officers and employees. The cost of compliance in respect of environmental regulation has the potential to reduce the profitability of any future revenues that our company may generate.

Employees

As of August 15, 2011, we have one employee. We have an at-will employment agreement in place with our Chief Executive Officer, Mr. James J. Cerna, Jr.; for more information please see “Recent Management Changes” below.

Properties

We maintain an office at 1200 G Street, NW, Suite 800, Washington, District of Columbia 20005. We had a one year lease, which began on August 1, 2008. The lease automatically renewed on the anniversary date of August 1, 2011, for another one year term. Rent for the office in Washington, DC was originally $1,100 per month plus tax and variable charges. Upon renewal of the lease, we reduced the level of services previously provided. Pursuant to the new lease terms, we are provided with a bundle of services, including, but not limited to, reception, phone and mail service for $219 per month plus tax and variable charges. We may terminate our lease by giving written notice to the landlord not less than ninety (90) days prior to the end of any extension or renewal period.

We also maintain an office at 2000 Town Center, Suite 1900, Southfield, Michigan, 48075. We have a three month lease, which began October 1, 2010. The lease automatically renews on the anniversary date but we may terminate it by providing written notice to the landlord not less than sixty (60) days prior to the end of any extension or renewal period. The rent for the office in Detroit, Michigan is $715 per month plus tax and variable charges.

Effective as of July 29, 2011, we entered into an asset purchase agreement pursuant to which we purchased the GC Property from Mr. Cerna and Acqua Ventures, Inc. for a total of one million eight hundred (1,800,000) shares of our common stock, par value $0.001. Gonzales County is located in the south east portion of Texas (highlighted in the map below). The GC Property is situated north west of the City of Gonzales and north east of the town of Leesville.

Gonzales County, Texas

We purchased the GC Property in part because of its proximity to the Eagle Ford Shale Play. Below is a map from the U.S. Energy Information Administration, shows the Eagle Ford shale thickness and extent.

Eagle Ford Shale Play

The Eagle Ford Shale is a hydrocarbon producing formation of significant importance due to its capability of producing both gas and more oil than other traditional shale plays. It contains a much higher carbonate shale percentage, upwards to 70% in south Texas, and becomes shallower and the shale content increases as it moves to the northwest. The high percentage of carbonate makes it more brittle and “fracable.” The shale play trends across Texas from the Mexican border up into East Texas, roughly 50 miles wide and 400 miles long with an average thickness of 250 feet. It is Cretaceous in age resting between the Austin Chalk and the Buda Lime at a depth of approximately 4,000 to 12,000 feet. It is the source rock for the Austin Chalk and the giant East Texas Field.

Drilling activities by other operators over the recent years and the improvement in horizontal drilling, well stimulation, and completion technologies, have brought the Eagle Ford play to prominence as one of the foremost plays in the United States today. A few of the more active companies in this play include Apache Corporation, ConocoPhillips, EOG Resources, Inc., PetroHawk Energy, and Pioneer Natural Resources. Initial results have been very promising and the area has good industry infrastructure and capacity.

Below is an Eagle Ford shale thickness map from the South Texas Geological Society.

We do not know if the GC Property is located near or above the Eagle Ford Shale Play, and if it is, if an economically viable oil and/or gas reserves exist on the land. There is a great deal of exploration that will be required before a final evaluation as to the economic, environmental and legal feasibility for our future exploration is determined. Our plan of operation is to conduct exploration work on the GC Property in order to ascertain whether it possesses commercially exploitable quantities of oil and gas reserves.

Even if we complete our proposed exploration program and we are successful in identifying an oil and/or gas reserve, we will have to spend substantial funds on further drilling and engineering studies before we will know whether we have a commercially viable oil and/or gas reserve.

Effective as of July 29, 2011, we entered into an asset purchase agreement pursuant to which we purchased the YC Property and the fourteen wells located on the property from Mr. Cerna for total cash compensation of $128,500; the wells are located approximately eight miles southwest of Graham, Texas. Young County is located in the north central portion of Texas (highlighted in the map below).

Young County, Texas

We purchased the YC Property in part because we believe that with an intensive capital commitment program we can increase oil production on the property. The YC Property currently produces approximately 4-5 barrels of oil per day. For the remainder of 2011, we intend to conduct repairs on the wells in order to increase production. Additionally, if warranted, we will perform acid jobs on all the wells in an attempt to increase production. There is no guarantee that any efforts we undertake to increase production will prove to be effective.

The YC Property is subject to an operating agreement with Baron Energy, Inc., an independent oil and gas production, exploitation, and exploration company headquartered in New Braunfels, Texas, with producing assets in the prolific oil producing Permian Basin of West Texas and North Central Texas (“Baron”), pursuant to which Baron operates the wells located on the YC Property and receives a 25% working interest and a 20.3125% net revenue interest.

Legal Proceedings

We are not currently a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities incur in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our financial position, results of operations or cash flow at this time. Furthermore, we do not believe that there are any proceedings to which any of our directors, officers, or affiliates, or any beneficial owner of record of more than five percent of our common stock, or any associate of any such director, officer, affiliate, or security holder is a party adverse or has a material interest adverse to us.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names and ages of all of our current directors and executive officers. We have a Board comprised of four members. Executive officers serve at the discretion of the Board and are appointed by the Board. Each director holds office until a successor is duly elected or appointed. Officers are elected annually by the Board and serve at the discretion of the board.

Also provided herein are brief descriptions of the business experience of each of the directors and officers during the past five years, and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities law.

As of August 15, 2011, the members of our Board and our executive officers were as follows:

Name	Age	Position	Director Since
James Cerna, Jr. (1)	42	Chief Executive Officer and Director	July 29, 2011

Amit S. Dang (2)	31	Chief Financial Officer and Director and former President and Chief Executive Officer	August 30, 2010

Derek J. Cooper (3)	33	Director	January 21, 2005

Jatinder S. Bhogal	43	Director	October 15, 2008

(1) The Board appointed Mr. James Cerna a director of the Company and as its Chief Executive Officer (Principal Executive Officer), effective July 29, 2011, after Mr. Amit S. Dang resigned as an officer of the Company effective as of July 29, 2011. Please refer to “Recent Management Changes” below.

(2) Mr. Dang resigned as our President and Chief Executive Officer effective as of July 29, 2011; he continues to serve as our Chief Financial Officer and one of our directors.

(3) Mr. Cooper resigned as our President and Chief Executive Officer on August 1, 2008; he continues to serve as one of our directors.

Biographical Information

James J. Cerna Jr. Mr. Cerna is a successful company leader with 20 years experience in the energy industry and publicly traded companies. Mr. Cerna has served as an executive and director with companies listed on the NYSE Amex, Nasdaq, and OTCBB markets. In his current role, he is a trusted advisor to the boards of several traditional and green energy companies. Mr. Cerna was appointed to his position as Director of Mesa Energy on December 2009. From 2006 to 2009, Mr. Cerna served as Chairman of the Board and CEO of Lucas Energy, Inc. (NYSE Amex: LEI). From 2004 to 2006 Mr. Cerna was President of the privately held Lucas Energy Resources. Prior to joining Lucas Energy, Mr. was the Chief Oil and Gas Analyst and CFO of Petroleum Partners LLC from 2001 to 2004. Mr. Cerna was the founder and CEO of NetCurrents, Inc., (NASDAQ: NTCS), an organization that focuses on Internet information monitoring and analysis. Prior to NetCurrents, Mr. Cerna was the manager of the GT Global/AIM Funds performance analysis group in San Francisco. Mr. Cerna has received five certificates of achievement from the Institute of Chartered Financial Analysts. He is honored by Strathmore’s Who’s Who for leadership and achievement in the Finance Industry. Lieutenant Cerna is an active officer and pilot with the Civil Air Patrol, U.S. Air Force Auxiliary, Squadron 192, California Wing.

Amit S. Dang. Mr. Dang holds a Bachelors degree (B.B.A.) in Finance from Wayne State University (2003), with advanced academic studies in contract, criminal, civil, and policy law; management, finance, logistics, and strategy; and audit theory; from Michigan State University (2003-2004), The University of Michigan (2004-2006), and the Institute of Internal Auditors (2006-2008), respectively. From February 2006 to June 2006, Mr. Dang was employed as a Business Process and Development Consultant for Sterling Solutions and Systems. From June 2006 to May 2008, Mr. Dang worked as a Risk and Performance Services Consultant at Crowe Horwath, where he specialized in identifying high-risk areas for public and private companies and helped develop and re-engineer core business processes for greater efficiency and control. From October 13, 2009 through May 11, 2010, Mr. Dang served as the President and Chief Executive Officer and Chief Financial Officer of HepaLife Technologies, Inc. Mr. Dang is also providing executive services to Phytomedical Technologies, Inc. as its President and Chief Executive Officer, Chief Financial Officer and Secretary. Since May 2008, Mr. Dang has served as the Managing Director for Infinitus Ventures, facilitating the early incubation, capital funding, and development of client companies. In addition, Mr. Dang provides consulting services to companies in the process of transitioning into alternative business ventures. In light of our current circumstances, Mr. Dang’s financial and accounting background and his experience with companies transitioning to other business ventures make him particularly qualified to serve on our Board.

Derek J. Cooper. Since 2003, Mr. Cooper has provided various engineering services to mining, energy and utilities companies. Mr. Cooper is a practicing engineer registered in the Province of Alberta. Mr. Cooper earned his B.Sc. in 2001 and his B.A.Sc. in 2005. Mr. Cooper previously served as a director and officer of Entheos Technologies, Inc., where he had held these positions from September 2008 to September 2010. Mr. Cooper has also served on the board of directors for Phytomedical Technologies Inc. from September 2003 to September 2006. Mr. Cooper was asked to serve on the Board to leverage his operational and scientific knowledge.

Jatinder S. Bhogal. Since December 1993, Mr. Bhogal has worked as a business consultant to emerging growth companies. For over 15 years, Mr. Bhogal has provided early business development guidance and consulting to companies developing healthcare services, medical devices, pharmaceuticals and vaccines, solar-photovoltaics, biofuels, and information technology solutions. Mr. Bhogal also serves as a director of New Energy Technologies, Inc. Mr. Bhogal was invited to join our Board due to his experience with public companies in matters related to finance and business development.

Recent Management Changes

We have recently experienced a change in our management and Board:

Effective as of July 29, 2011, Mr. Amit S. Dang resigned as our President and Chief Executive Officer. Mr. Dang remains our Chief Financial Officer and a member of our Board.

To fill the vacancy created after Mr. Dang resigned from his position as our President and Chief Executive Officer, we entered into an at-will employment agreement with Mr. Cerna effective as of July 29, 2011 (the “JC Employment Agreement”), pursuant to which Mr. Cerna will serve as our Chief Executive Officer. The JC Employment Agreement may be terminated by either party upon written notice for any reason whatsoever. Mr. Cerna is being paid an annual salary of $180,000, payable in 24 equal bi-monthly payments. Mr. Cerna will be devoting his full time and attention to our affairs. Additionally, Mr. Cerna has been appointed as a member of our Board effective as of July 29, 2011.

Effective as of July 29, 2011, the Board voted to increase the size of the Company’s Board from four (4) to five (5) directors. Effective as of July 29, 2011, Ms. Joanne Lustre resigned as a member of the Company’s Board. The Board intends to fill the vacancy created by Ms. Lustre’s resignation as soon as practicable.

Compensation of Directors

We do not pay director compensation to directors who are also our employees Our Board determines the non-employee directors’ compensation for serving on the Board and its committees. In establishing director compensation, the Board is guided by the following goals:

•	Compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required on behalf of a company of the size and scope of NDB Energy, Inc.;

•	Compensation should align the directors’ interests with the long-term interests of stockholders; and

•	Compensation should assist with attracting and retaining qualified directors.

Non-employee directors receive $2,500 per quarter for their services as directors. All of our directors are entitled to participate in our 2002 Stock Plan. We also reimburse directors for any actual expenses incurred to attend meetings of the Board.

The following table provides information regarding all compensation paid to our non-employee directors during the fiscal year ended March 31, 2011.

Name	Fees Earned or Paid in Cash ($) (1)	Total ($)
Derek J. Cooper	$10,000	$10,000
Joanne Lustre (2)	10,000	10,000
Jatinder S. Bhogal	10,000	10,000
Total Director Compensation	$30,000	$30,000

(1) The amounts in this column represent the quarterly cash meeting fee earned by or paid to our non-employee directors for service during the fiscal year ended March 31, 2011.

(2) Ms. Joanne Lustre resigned as a member of our Board effective as of July 29, 2011.

Directors’ and Officers’ Liability Insurance

We do not currently maintain directors and officers liability insurance coverage. We are currently reviewing insurance policies and anticipate obtaining coverage for our Board and officers.

Family Relationships and Other Matters

There are no family relationships between any of our directors, executive officers and other key personnel.

Legal Proceedings

During the past ten years, except as set forth below, none of our directors, executive officers, promoters or control persons has been:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

On October 23, 2003, Mr. Harmel S. Rayat, EquityAlert.com, Inc., and Innotech Corporation, of which Mr. Rayat had served at various times as a director and officer, along with certain other individuals, collectively “the respondents,” consented to a cease-and-desist order pursuant to Section 8A of the Securities Act of 1933. Without admitting or denying the findings of the Securities and Exchange Commission related to the public relation and stock advertising activities of EquityAlert.com, Inc. and Innotech Corporation agreed to cease and desist from committing or causing any violations and any future violations of, among other things, Section 5(a) and 5(c) of the Securities Act of 1933. EquityAlert.com, Inc. and Innotech Corporation agreed to pay disgorgement and prejudgment interest of $31,555.14.

Mr. Rayat resigned his position as one of our officers and directors on September 12, 2008.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our officers, directors and employees, including our Chief Financial Officer and Chief Executive Officer. The Code of Ethics is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to the SEC, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the Code of Ethics, and accountability for adherence to the Code of Ethics. Our Code of Ethics is available on our website at http://www.internationalenergyinc.com. To access our Code of Ethics, click on “Investor Relations”, and then click on “Code of Ethics” located under “Corporate Governance.”

A copy of our Code of Ethics may be obtained at no charge by sending a written request to our Chief Executive Officer, Mr. James J. Cerna, Jr., 1200 G Street, NW Suite 800, Washington, DC, 20005.

CORPORATE GOVERNANCE

We have adopted Corporate Governance Guidelines applicable to our Board. Our Corporate Governance Guidelines are available on our website at http://www.internationalenergyinc.com. To access our Corporate Governance Guidelines, click on “Investor Relations”, and then click on “Corporate Governance” located under “Corporate Governance.”

Director Independence

We are not listed on a U.S. securities exchange and, therefore, are not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors. However, at this time, after considering all of the relevant facts and circumstances, our Board has determined that each of Messrs. Bhogal and Cooper are independent from our management and qualify as an “independent director” under the standards of independence of the FINRA listing standards. We have a majority of independent directors as required by the FINRA listing standards. Upon our listing on any national securities exchange or any inter-dealer quotation system, we will elect such independent directors as is necessary under the rules of any such securities exchange.

Board Leadership Structure and Role in Risk Oversight

The Board believes full and open communication between it and management is essential for effective risk management and oversight. Members of our board meet regularly with our Chief Executive Officer to discuss strategy and risks facing the company. During the year ended March 31, 2011, our Chief Executive Officer attended all board meetings. He is also available to address any questions or concerns raised by the board on risk management-related and any other matters. Our Chief Executive Officer is also asked to contribute to the agenda for these meetings, so that each functional division of the company can identify topics that may require board attention. Each quarter our Chief Executive Officer presents to the board on strategic matters involving our operations and strategic initiatives and discusses with the board key strategies, challenges, risks, and opportunities for the company.

Management is responsible for the day-to-day management of risks the company faces, while the Board, as a whole and through its committees, is responsible for the oversight of risk management. In its risk oversight role, the Board monitors whether the risk management processes that management has designed and implemented are effective both as designed and as executed.

Board of Directors Meetings, Committees of the Board of Directors, and Annual Meeting Attendance

During the fiscal year ended March 31, 2011, each director attended at least 75% of all meetings of the Board. We do not maintain a policy regarding director attendance at annual meetings. We did not have an Annual Meeting of Shareholders during the fiscal year ended March 31, 2011.

We do not currently have any standing committees of the Board. The full Board is responsible for performing the functions of: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating Committee.

Audit Committee

The Board does not currently have a standing Audit Committee. The full Board performs the principal functions of the Audit Committee. The full Board monitors our financial reporting process and internal control system and reviews and appraises the audit efforts of our independent accountants.

Compensation Committee

The Board does not currently have a standing Compensation Committee. The full Board establishes our overall compensation policies and reviews recommendations submitted by our management.

Nominating Committee

The Board does not currently have a standing Nominating Committee. We do not maintain a policy for considering nominees. Our Bylaws provides that the number of Directors shall be fixed from time to time by the Board, but in no event shall be less than the minimum required by law. The Board shall be large enough to maintain our required expertise but not too large to function efficiently. Director nominees are recommended, reviewed and approved by the entire Board. The Board believes that this process is appropriate due to the relatively small number of directors on the Board and the opportunity to benefit from a variety of opinions and perspectives in determining director nominees by involving the full Board.

While the Board is solely responsible for the selection and nomination of directors, the Board may consider nominees recommended by stockholders as it deems appropriate. The Board evaluates each potential nominee in the same manner regardless of the source of the potential nominee’s recommendation. Although we do not have a policy regarding diversity, the Board does take into consideration the value of diversity among Board members in background, experience, education and perspective in considering potential nominees for recommendation to the Board for selection. Stockholders who wish to recommend a nominee should send nominations to our Chief Executive Officer, James Cerna, Jr., 1200 G Street, NW Suite 800, Washington, DC, 20005, that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected.

Compensation Consultants

We have not historically relied upon the advice of compensation consultants in determining Named Executive Officer compensation. Instead, the full Board reviews compensation levels and makes adjustments based on their personal knowledge of competition in the market place, publicly available information and informal surveys of human resource professionals.

Stockholder Communications

Stockholders who wish to communicate with the Board may do so by addressing their correspondence to the Board at NDB Energy, Inc., Attention: James Cerna, Jr., Chief Executive Officer, 1200 G Street, NW Suite 800, Washington, DC, 20005. The Board shall review and respond to all correspondence received, as appropriate.

EXECUTIVE COMPENSATION

The following table and descriptive materials set forth information concerning compensation earned for services rendered to us by: the Chief Executive Officer (the “CEO”); Chief Financial Officer (the “CFO”); and the two other most highly-compensated executive officers other than the CEO and CFO who were serving as our executive officers during the fiscal year ended March 31, 2011 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned by the Named Executive Officers during the fiscal years ended March 31, 2011 and 2010.

Name and Principal Position	Year Ended March 31,	Salary ($) (3)	All Other Compensation($) (4)	Total ($)
Amit S. Dang (1) Chief Financial Officer and Director; former President and Chief Executive Officer	2011	$11,900	$-	$11,900
	2010	$-	$-	$-
Charles Bell (2) Former President, Chief Executive Officer, and Chief Financial Officer, and Former Director	2011	$7,432	$2,570	$10,002
	2010	$57,550	$4,898	$62,448

(1) Effective July 29, 2011, Mr. Dang resigned from his position as President and Chief Executive Officer. In order to fill the vacancies created by the resignation of Mr. Dang, on July 29, 2011, the Board appointed Mr. Cerna to the positions of Chief Executive Officer and as one of our directors.

We entered into an at-will employment agreement with Mr. Cerna, effective as of July 29, 2011 (the “JC Employment Agreement”), pursuant to which Mr. Cerna will serve as our Chief Executive Officer. The JC Employment Agreement may be terminated by either us or Mr. Cerna at any time, for or without cause, upon written notice. Mr. Cerna is being paid $180,000 per year for his services. Mr. Cerna will be devoting his full time and attention to our affairs.

Effective August 27, 2010, Mr. Charles Bell resigned as a member of our Board and from all executive officer positions held with us. In order to fill the vacancies created by the resignation of Mr. Bell, on August 30, 2010, the Board appointed Mr. Amit S. Dang to the positions of Interim President and Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Accounting Officer), Secretary, and as one of our directors.

We entered into an Executive Services Agreement with Mr. Dang, dated August 30, 2010 (the “AD Agreement”), pursuant to which Mr. Dang provides us with executive services. We may terminate the AD Agreement upon written notice to Mr. Dang. Mr. Dang is being paid $1,700 per month for his services. Mr. Dang does not devote his full time and attention to our affairs.

(2) On October 15, 2008, our Board appointed Mr. Charles Bell to the positions of President, Chief Executive Officer and Director. Pursuant to an Employment Agreement with Mr. Bell, the Board approved an annual salary of $100,000 and the grant of a stock option to purchase up to 150,000 shares of our common stock, subject to certain vesting requirements, within 60 days of the Employment Agreement. Pursuant to the terms of the Employment Agreement, the stock option was to be effective only upon delivery of a fully executed stock option agreement. Since the grant of the stock option was not finalized nor was the stock option agreement executed and delivered within 60 days of the effective date of the Employment Agreement, the provision allowing for the grant of the stock option to Mr. Bell lapsed pursuant to the terms of the Employment Agreement. Accordingly, we did not record any stock compensation expense related to this stock option.

Until September 1, 2009, Mr. Bell’s annual compensation was $100,000. Effective September 1, 2009, Mr. Bell no longer devoted his full time efforts to our operations. However, he still retained all aforementioned executive officer positions and remained one of our directors. Because Mr. Bell’s hours were curtailed, his annual compensation was reduced to $18,000, effective September 1, 2009. Effective August 27, 2010, Mr. Bell resigned as a member of our Board and from all executive officer positions held with us.

(3) This column includes both employee and employer related payroll taxes paid on behalf of the employee.

(4) Represents amounts paid for health care insurance.

Outstanding Equity Awards At Fiscal-Year End

As of June 30, 2011, there were no equity awards outstanding for the Named Executive Officers.

Employment Agreements

Except for our at-will employment agreement with Mr. Cerna, there are no employment contracts or agreements between us and any of our officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of August 15, 2011 by (i) all persons who are known by us to beneficially own more than 5% of the outstanding shares of our common stock, and (ii) by each director, director nominee, and Named Executive Officer and (iii) by all executive officers and directors as a group:

Name and Address of Beneficial Owner	Positions and Offices Held	Amount and Nature of Beneficial Ownership (1)		Percent of Class(1)
James J. Cerna, Jr. 1200 G Street, NW, Suite 800 Washington, DC 20005	Chief Executive Officer and Director	1,400,000	(2)	13.6%
Amit S. Dang (3) 1200 G Street, NW, Suite 800 Washington, DC 20005	Chief Financial Officer and Director; Former President and, Chief Executive Officer;	-0-		-0-%
Derek Cooper (4) 1200 G Street, NW, Suite 800 Washington, DC 20005	Director, Former President and Chief Executive Officer	-0-		-0-%
Jatinder Bhogal 1200 G Street, NW, Suite 800 Washington, DC 20005	Director	4,000	(5)	-0-%
Kalen Capital Corporation c/o Harmel S. Rayat 216 – 1628 West 1st Avenue Vancouver, BC V6J 1G1	Stockholder, Former Chief Financial Officer, Director, Secretary and Treasurer	3,275,834	(6)	31.9%
Kundan Rayat 6842 Churchill Street, Vancouver, BC, V6P 5B3	Stockholder	624,000		6.1%
Directors and Officers as a Group (4 persons)		1,404,000		13.7%

(1) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 10,249,839 shares of common stock issued and outstanding on a fully diluted basis as of June 30, 2011. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days of August 15, 2011, are deemed outstanding for the purpose of calculating the number of shares of common stock and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2) Represents shares of common stock we issued to Mr. Cerna as payment for purchase of the GC Property.

(3) Mr. Dang resigned as our President and Chief Executive Officer effective as of July 29, 2011.

(4) Mr. Cooper resigned as an officer on August 1, 2008.

(5) Represents shares of common stock issuable upon exercise of vested stock options.

(6) Represents shares owned by Kalen Capital Corporation, a private Alberta corporation wholly owned by Mr. Harmel Rayat, a former officer, director, and controlling stockholder. In such capacity, Mr. Rayat may be deemed to have beneficial ownership of these shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We do not have a formal written policy for the review and approval of transactions with related parties. However, our Code of Ethics and Corporate Governance Principles require actual or potential conflict of interest to be reported to the Board. Our employees are expected to disclose personal interests that may conflict with ours and they may not engage in personal activities that conflict with their responsibilities and obligations to us. Periodically, we inquire as to whether or not any of our Directors have entered into any transactions, arrangements or relationships that constitute related party transactions. If any actual or potential conflict of interest is reported, our entire Board of Directors and outside legal counsel review the transaction and relationship disclosed and the Board makes a formal determination regarding each Director's independence. If the transaction is deemed to present a conflict of interest, the Board of Directors will determine the appropriate action to be taken.

Transactions with Related Persons

On July 29, 2011, we entered into an asset purchase agreement with, among others, Mr. Cerna, our current Chief Executive Officer and a director, pursuant to which we purchased the GC Property. Under the terms of the asset purchase agreement Mr. Cerna received 1,400,000 shares of our common stock as compensation.

On July 29, 2011, we entered into an asset purchase agreement with Mr. Cerna, our current Chief Executive Officer and a director, pursuant to which we purchased the YC Property. Under the terms of the asset purchase agreement Mr. Cerna received $128,500 as compensation.

Review, Approval or Ratification of Transactions with Related Persons

Our policy with regard to transactions with related persons is that all material transactions are to be reviewed by the entire Board of Directors for any possible conflicts of interest. In the event of a potential conflict of interest, the Board will generally evaluate the transaction in terms of the following standards: (i) the benefits to us; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated parties or the employees generally. The Board will then document its findings and conclusion in written minutes.

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 100,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock having a par value of $0.01 per share.

As of August 15, 2011, a total of 10,249,839 shares of our common stock were issued and outstanding; no shares of preferred stock were issued and outstanding. All of the outstanding and issued capital stock is, and will be, fully paid and non-assessable.

Reverse Stock Split

On June 12, 2011, our shareholders, pursuant to a written consent in lieu of a special meeting signed by the shareholders owning a majority of the Company’s issued and outstanding shares, authorized the Company’s officers to file the necessary documentation with the Secretary of State of Nevada to effect the Reverse Split. The record date for the Reverse Split was been set as of one business day prior to the effective date and the effective date for the Reverse Split was set for June 27, 2011.

The Reverse Split was declared effective by FINRA on June 29, 2011. All shares and share prices have been retroactively changed to reflect the Reverse Split.

Common Stock

The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

Our Articles of Incorporation vests our Board with authority to divide the preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Nevada and the Articles of Incorporation.

Holders of the preferred stock are entitled to one vote for each share held of record. Holders of the preferred stock vote with holders of the common stock as one class. There are no shares of preferred stock issued and outstanding.

Warrants

There are currently no warrants outstanding. All Series B Warrants issued in connection with the Private Placement expired unexercised on April 17, 2010.

Options

As of August 15, 2011, 20,000 stock options were outstanding under our 2002 Plan and 3,970,000 shares were available for future grants under our 2002 Plan. Holders of options do not have any of the rights or privileges of our stockholders, including voting rights, prior to exercise of the options. The number of shares of common stock for which these options are exercisable and the exercise price of these options are subject to proportional adjustment for stock splits and similar changes affecting our common stock. We have reserved sufficient shares of authorized common stock to cover the issuance of common stock subject to the options.

Shares Eligible for Future Sale

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Sale of Restricted Shares

Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

As of August 15, 2011, we have 10,249,839 shares of common stock issued and outstanding. Of these shares, 3,237,669 are freely tradable by persons other than our affiliates, without restriction under the Securities Act; and 7,012,170 shares are restricted securities within the meaning of Rule 144 under the Securities Act and may not be sold unless an exemption from the registration requirements of the Securities Act is available (including Rule 144).

As of August 15, 2011, 3,275,834 shares were held by Kalen Capital Corporation, a private corporation the sole shareholder of which is Mr. Harmel S. Rayat, our former chief financial officer and director; the shares owned by 1420525 Alberta Ltd may only be sold publicly pursuant to Rule 144 to the extent available.

In general, under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater.

Rule 144 also permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least six months to sell such shares without regard to any of the volume limitations described above. This provision may apply as early as October 18, 2008 to the 800,002 shares issued in the Private Placement.

The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS; INSURANCE

Our Articles of Incorporation limit the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its shareholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as an indemnification for liabilities arising under the Securities Act, may be permitted for directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission each indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been our directors or officers or of our subsidiaries. Our articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SECTION 3. Securities and Trading Markets

None

SECTION 4. Matters Related to Accountants and Financial Statements

None

SECTION 5. Corporate Governance and Management

Item 5.06 Change in Shell Company Status.

As a result of the acquisitions described in Items 1.01 and 2.01 above, the Company believes that it is no longer a “shell corporation,” as that term is defined in Rule 405 of the Securities Act of 1933, as amended, and Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

SECTION 6. [Reserved]

N/A.

SECTION 7. Regulation FD

Item 7.01 Regulation FD Disclosure

Except for the historical information presented in this document, the matters discussed in this Form 8-K, or otherwise incorporated by reference into this document, contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as “believes,” “plans,” “intend,” ”scheduled,” “potential,” “continue,” “estimates,” “hopes,” “goal,” “objective,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned that no statements contained in this Form 8-K should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Form 8-K. The actual results that the Registrant achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Form 8-K and in the Registrant's other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant's business.

Note: Information in this report furnished pursuant to Item 7 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this current report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this current report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this current report contains is material investor information that is not otherwise publicly available.

SECTION 8. Other Events

None

SECTION 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished as part of this report:

3.1	Articles of Incorporation (2)

3.2	Articles of Incorporation, as amended (1)

3.3	Certificate of Amendment to the Articles of Incorporation (6)

3.4	Certificate of Change (6)

3.5	By Laws (2)

4.1	Securities Purchase Agreement dated April 17, 2008, by and among International Energy, Inc. and Purchasers named therein and who are signatories thereto (2)

4.2	Form of Registration Rights Agreement dated April 17, 2008 by and between International Energy, Inc. and entities named therein and who are signatories thereto (2)

4.3	Form of Series B Warrant (2)

4.4	Placement Agent Agreement with Palladium Capital Advisors, LLC (2)

10.1	Research Agreement with The Regents of the University of California dated September 17, 2007 (2)

10.2	Employment Agreement dated October 15, 2008 with Charles Bell (3)

10.3	Executive Services Agreement dated August 30, 2010 between International Energy, Inc. and Amit S. Dang

10.4	Asset Purchase Agreement between James J. Cerna, Jr., Acqua Ventures, Inc. and NDB Energy, Inc., dated July 29, 2011 (6)

10.5	Asset Purchase Agreement between James J. Cerna, Jr., and NDB Energy, Inc., dated July 29, 2011 (6)

10.6	Employment Agreement dated July 29, 2011, between NDB Energy, Inc. and James J. Cerna, Jr. (6)

99.1	International Energy, Inc. – 2002 Incentive Stock Plan (4)

99.2	Financial statements as of March 31, 2011, and for the period from inception (November 6, 1998) to June 30, 2011. (7)

(1) Incorporated by reference to the Company’s Report on Form 10-Q for the quarterly period ended December 31, 2009, filed with the Commission on February 22, 2010.

(2) Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the Commission on June 23, 2008.

(3) Incorporated by reference to the Company’s Registration Statement on Form S-1/A filed with the Commission on December 31, 2008.

(4) Incorporated by reference to the Company’s Registration Statement on Form S-8 filed with the Commission on August 24, 2005.

(5)Incorporated by reference to the Company’s Form 8-K filed with the Commission on June 29, 2011.

(6) Incorporated by reference to the Company’s Form 8-K filed with the Commission on August 4, 2011.

(7) Incorporated by reference to the Company’s Report on Form 10-Q for the quarterly period ended June 30, 2011, filed with the Commission on August 15 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on August 16, 2011.

NDB Energy, Inc.

By:	/s/ James J. Cerna, Jr.
Name: James J. Cerna, Jr.
Title: Chief Executive Officer and Director